Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285942

Prospectus Supplement

(To prospectus dated March 31, 2025)

11,125,000 Shares of Common Stock

and

Pre-funded Warrants to Purchase 1,375,000 Shares of Common Stock

We are offering 11,125,000 shares of our common stock, par value $0.0001 per share, or the common stock, in this offering and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 1,375,000 shares of common stock, pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant equals $0.0001 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “GLUE.” On January 7, 2026, the last reported sales price for our common stock on the Nasdaq Global Select Market was $23.28 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company disclosure standards. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

	Per Share	Per Pre-funded Warrant	Total
Offering price	$24.00	$23.9999	$299,999,862.50
Underwriting discounts and commissions(1)	$1.44	$1.4400	$18,000,000.00
Proceeds, before expenses, to us	$22.56	$22.5599	$281,999,862.50

(1)	See the section entitled “Underwriting” for additional disclosure regarding underwriter compensation and estimated offering expenses.

The underwriters may also exercise their option to purchase up to an additional 1,875,000 shares of common stock from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Delivery of the shares of common stock and the pre-funded warrants is expected to be made on or about January 12, 2026.

Joint Book-Running Managers

Jefferies	TD Cowen	Piper Sandler

Passive Bookrunners

Wedbush PacGrow	LifeSci Capital

Prospectus supplement dated January 8, 2026

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Prospectus supplement

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Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and pre-funded warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 31, 2025, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock or pre-funded warrants. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, shares of our common stock and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus, or any free writing prospectus provided in connection with this offering, and the offering of the common stock and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and pre-funded warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the information incorporated by referenced herein or therein to “Monte Rosa,” “the company,” “we,” “us,” “our” and similar terms refer to Monte Rosa Therapeutics, Inc. and, where appropriate, our subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our common stock and pre-funded warrants, you should carefully read the more detailed information in this prospectus supplement and the accompanying prospectus and any related free writing prospectus, including the section titled “Risk Factors” contained in this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompany prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

We are a biotechnology company developing a portfolio of novel and proprietary molecular glue degraders, or MGDs. MGDs are small molecule drugs that employ the body’s natural protein destruction mechanisms to selectively degrade therapeutically-relevant proteins. MGDs work by inducing the engagement of defined surfaces identified on target proteins by an E3 ligase, such as cereblon. We have developed a proprietary and industry-leading protein degradation discovery engine, called QuEENTM to enable our unique, target-centric, MGD discovery and development and our rational design of MGD products. We believe our small molecule MGDs may give us significant advantages over existing therapeutic modalities, including other protein degradation approaches. We prioritize our product development on therapeutic targets backed by strong biological and genetic rationale with the goal of discovering and developing novel medicines. To date, our QuEENTM discovery engine has identified numerous proteins for potential targeting by our MGDs, including those targeted by product candidates in our pipeline. We combine our artificial intelligence or “AI” / machine learning or “ML” engines with multiple proprietary experimental tools to identify therapeutically relevant target proteins amenable to degradation by our MGDs. We are continuously increasing our understanding of how MGDs function and we are using this understanding to develop design principles for the engineering of new MGDs. This growing expertise manifests in our expanding MGD library as well as our discovery and development pipeline. Using our insights, know how, and technology platform we have generated a library of MGDs that forms the basis for our MGD programs. At present, our library comprises a diverse set of rationally designed small molecules representing more than 1000 unique low molecular weight scaffolds and over 50,000 different MGD molecules. We also use our insights and learnings to continuously update and improve QuEENTM and our MGD library, consistently increasing the power of the discovery engine. We prioritize our product development to address therapeutic targets backed by strong biological and genetic rationales. We are focused on developing solutions to clinically important indications, including indications in immunology, inflammation, oncology, and others.

Recent Developments

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On January 7, 2026, we announced positive interim data from our ongoing Phase 1 clinical study evaluating MRT-8102, a NEK7-directed MGD being developed for the treatment of inflammatory conditions driven by the NLRP3 inflammasome, IL-1, and IL-6. In an interim analysis from the Phase 1 study, in subjects with elevated cardiovascular disease, or CVD, risk, MRT-8102 demonstrated rapid and durable reductions in systemic inflammation. After four weeks of MRT-8102 treatment, CRP levels were reduced by 85%, and 94% of study participants achieved CRP values below 2 mg/L, a threshold associated with reduced CVD risk. Single ascending dose, or SAD, and multiple ascending dose, or MAD, cohorts completed with no adverse safety signals. Below is a summary of key interim study results:

-	SAD cohorts enrolled 48 subjects and MAD cohorts enrolled 40 subjects. In the Part 3 cohort, 24 subjects have completed four weeks of dosing.

-	Rapid, deep and sustained degradation of NEK7 was observed in peripheral blood T cells (~80 to 90%) in the SAD, MAD, and Part 3 cohorts across all dose levels.

-	MRT-8102 led to significant reductions in serum high-sensitivity CRP, or hsCRP, across all dose levels following single dose drug administration and 7-day multiple dose drug administration.

-	In the MAD cohorts, MRT-8102 led to marked suppression of IL-1ß secretion in patients with elevated CRP levels at baseline.

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When analyzing high CRP subjects across all dose levels, significant reductions of endogenous IL-6 were observed, with median IL-6 levels dropping by 55%, to levels below the cardiovascular risk threshold.

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In two subjects with elevated basal levels of cerebrospinal fluid, or CSF, IL-6, a significant decrease of 75% in CSF IL-6 was noted; plasma IL-6 levels at baseline for these two subjects was low, potentially suggesting central nervous system /CSF-specific effects of MRT-8102.

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In Part 3 of the study in subjects with elevated CVD risk, in 24 subjects dosed for 4 weeks as of the data cutoff of December 23, 2025, MRT-8102 resulted in a decrease of hsCRP of 85% after four weeks of dosing, compared with no significant change in hsCRP for the placebo group. In addition, 94% of subjects showed suppression of hsCRP to <2mg/L after four weeks of dosing (median baseline level was 6.3 mg/L).

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The MRT-8102 safety profile observed to date was favorable. Based on blinded safety data for MRT-8102 and placebo, as of the data cutoff, adverse effects were limited in number, mild to moderate, and self-resolving. There was no dose dependent relationship in frequency or severity of adverse events observed and no evidence of increased infection risk.

Corporate Information

Monte Rosa Therapeutics AG, a Swiss operating company, was incorporated under the laws of Switzerland in April 2018. Monte Rosa Therapeutics, Inc. was incorporated in the State of Delaware in November 2019. The Company is headquartered in Boston, Massachusetts with research operations in both Boston and Basel, Switzerland. Our principal executive office is located at 321 Harrison Avenue, Boston, MA 02118 and our telephone number is (617) 949-2643. Information about us is available on our corporate website at www.monterosatx.com. Information available on our website is not a part of, and is not incorporated into, this prospectus supplement. Our common stock trades on the Nasdaq Global Select Market under the ticker symbol “GLUE”.

We own various U.S. federal trademark applications and unregistered trademarks, including our company name and our logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock offered	11,125,000 shares (or 13,000,000 shares if the underwriters exercise their option to purchase additional shares in full).

Pre-funded warrants offered	We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase 1,375,000 shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of the Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Underwriters’ option to purchase additional shares	We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,875,000 shares of our common stock at the public offering price, less underwriting discounts and commissions on the same terms as set forth in this prospectus.

Common stock to be outstanding immediately after this offering	72,915,239 shares (or 74,790,239 shares if the underwriters exercise their option to purchase additional shares in full), assuming no exercise of the pre-funded warrants included in this offering.

Use of proceeds	We intend to use the net proceeds we receive from this offering, together with our existing cash, cash equivalents and marketable securities, to fund advancement of MRT-8102 in chronic inflammatory diseases including atherosclerotic cardiovascular disease, or ASCVD, and for continued development of our QuEENTM platform and its utilization to identify and develop additional MGDs against therapeutic targets including immunology and inflammation and oncology targets, and for working capital and other general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our securities.

Nasdaq Global Select Market symbol	“GLUE”. We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

The number of shares of our common stock to be outstanding after this offering set forth above is based on 61,790,239 shares of our common stock outstanding as of September 30, 2025, and excludes:

•	14,943,250 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted-average exercise price of $7.81 per share;

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2,097,616 shares of our common stock reserved for future issuance under our 2021 Stock Option and Incentive Plan, or 2021 Plan, as of September 30, 2025, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our 2021 Plan;

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1,780,308 shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan, or ESPP, as of September 30, 2025, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our ESPP;

•	774,675 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2025;

•	20,638,924 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025, with an exercise price of $0.0001 per pre-funded warrant; and

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2,955,082 shares of our common stock issued in a series of sales pursuant to our “at-the-market” program in accordance with our open market sales agreement with Jefferies LLC, or the Sales Agreement, since September 30, 2025, at an average price per share of $8.46 for aggregate net proceeds of approximately $24.2 million, after deducting sales agent commissions, but before deducting any expenses related to such sales.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the pre-funded warrants we are offering in lieu of shares of our common stock to certain investors, outstanding options or pre-funded warrants described above after September 30, 2025 and that the underwriters do not exercise their option to purchase up to 1,875,000 of additional shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K as updated or superseded by the risks and uncertainties described in our subsequent filings under the Exchange Act, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be harmed. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents and the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the right or opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash, cash equivalents, marketable securities and the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase our securities in this offering, you would suffer immediate and substantial dilution of your investment.

If you purchase securities in this offering, you will incur immediate and substantial dilution. The offering price will be substantially higher than the as adjusted net tangible book value per share of our common stock after this offering. To the extent outstanding stock options and pre-funded warrants are exercised, new stock options are issued or we issue additional shares of common stock in the future, including through the sale of equity or convertible debt securities, there will be further dilution to new investors. This dilution would be due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants. In addition, we have a significant number of stock options and pre-funded warrants outstanding. The exercise of any of these outstanding options or pre-funded warrants would result in further dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options or pre-funded warrants, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the purchase price paid in this offering. We may sell shares or other securities in any other offering, including under the Sales Agreement, at a price per share that is less than the purchase price paid by investors in this offering and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the purchase price paid by investors in this offering.

We may require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general, including price and trading fluctuations on Nasdaq.

Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock and sales of substantial amounts of our common stock in the market, in each case being unrelated or disproportionate to changes in our operating performance. Concerns over global stability and economic conditions in the U.S. and abroad have contributed to the extreme volatility of the markets, which may have an effect on the market price of our common stock.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Select Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the exercise of the pre-funded warrants. Furthermore, if exercised by means of cash payment of the exercise price, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

Holders of pre-funded warrants purchased in this offering will have no rights as holders of our common stock with respect to the shares underlying such pre-funded warrants until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of pre-funded warrants acquire shares of our common stock upon exercise of the pre-funded warrants, holders of pre-funded warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants including with respect to dividends and voting rights. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any portion of any pre-funded warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management, results of preclinical studies, clinical studies or clinical trials and expected market growth are forward-looking statements.

You can identify forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors” including, among other things:

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the initiation, timing, progress, results, costs, and any expectations and/or predictions of success of our current and future research and development programs and preclinical studies, including our expectations for our MGDs molecules, including our GSPT1-directed MGD MRT-2359, VAV1-directed MGD MRT-6160 and NEK7-directed MGDs, including MRT-8102, and our CDK2 and CCNE1 MGDs;

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the initiation, timing, progress, results, costs, and any expectations and/or predictions of success of our current and any future clinical trials, including our clinical trials for our GSPT1-directed MGD MRT-2359, VAV1-directed MGD MRT-6160 and NEK7 directed MGD MRT-8102, including statements regarding the nature of or the timing for when any results of any clinical trials will become available;

•	our ability to continue to develop our proprietary discovery engine, called QuEENTM, and to expand our proteomics and translational medicine capabilities;

•	the potential advantages of our discovery engine technology and product candidates;

•	the extent to which our scientific approach and discovery engine technology may target proteins that have been considered undruggable or inadequately drugged;

•	our plans to submit Investigational New Drug, or IND, applications to the U.S. Food and Drug Administration, or the FDA, for current and future product candidates;

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the potential benefits of strategic collaborations and our ability to enter into strategic collaborations with third parties who have the expertise to enable us to further develop our biological targets, product candidates and discovery engine technologies, including our agreements with Novartis AG, or Novartis, for MRT-6160 and other discovery programs and our agreement with F. Hoffmann-La Roche Ltd., or Roche Basel, and Hoffmann-La Roche Inc., or Roche US, and together with Roche Basel referred herein as Roche;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to maintain and expand, including through third-party vendors, our library of MGDs;

•	our ability to manufacture, including through third-party manufacturers, our product candidates for preclinical use, future clinical trials and commercial use, if approved;

•	our ability to commercialize our product candidates, including our ability to establish sales, marketing and distribution capabilities for our product candidates;

•	the rate and degree of market acceptance of our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our ability to establish and maintain intellectual property rights covering our current and future product candidates and technologies;

•	the implementation of our business model and strategic plans for our business, product candidates, and technology;

•	estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;

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our expected use of proceeds from sales of our common stock in “at-the-market” offerings and other offerings, and the period over which such proceeds, together with existing cash, will be sufficient to meet our operating needs;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of our product candidates;

•	our financial performance;

•	developments in laws and regulations in the United States, or the U.S., and foreign countries;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

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the effect of global economic uncertainty and financial market volatility caused by economic effects of rising inflation and interest rates, global health crises, geopolitical events, elections, changes in international trade relationships and military conflicts on any of the foregoing or other aspects of our business or operations;

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the effect of any geopolitical conflicts or new or increased international tariffs, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business operations, including but not limited to our preclinical studies, ongoing clinical trials and future clinical trials; and

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other risks and uncertainties, including those listed under the section entitled “Risk Factors” and those included in “Part 1, Item 1A, Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, or our 2024 Annual Report, filed with the SEC on March 20, 2025 and our subsequent quarterly reports.

All of our forward-looking statements are as of the date of this prospectus supplement only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this prospectus supplement or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC, could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus supplement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus supplement that modify or impact any of the forward-looking statements contained herein will be deemed to modify or supersede such statements in this prospectus supplement.

USE OF PROCEEDS

We expect that the net proceeds from our sale of common stock and pre-funded warrants in this offering will be approximately $281.6 million (or approximately $323.9 million if the underwriters exercise in full their option to purchase 1,875,000 additional shares), after deducting estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We intend to use the net proceeds we receive from this offering, together with our existing cash, cash equivalents and marketable securities, to fund advancement of MRT-8102 in chronic inflammatory diseases including ASCVD and for continued development of our QuEENTM platform and its utilization to identify and develop additional MGDs against therapeutic targets including immunology and inflammation and oncology targets, and for working capital and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the time and cost necessary to conduct our planned clinical trials, the results of our planned clinical trials and other factors described in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the amount of cash used in our operations and any unforeseen cash needs. Therefore, our actual expenditures may differ materially from the estimates described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

We intend to invest the net proceeds to us from the offering that are not used as described above in short-term, investment-grade, interest-bearing instruments.

After the completion of this offering, assuming net proceeds to us, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, of approximately $281.6 million, we expect that our cash, cash equivalents and marketable securities, will be sufficient to fund our current operating and capital expenditure plans into 2029. Our future capital requirements will depend on many factors, including those discussed in “Liquidity and Capital Resources” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

We have based our estimates on assumptions that may prove to be wrong. In addition, we could use our available capital resources sooner than we currently expect, in which case we would need to obtain additional funding, which may not be available to us on acceptable terms, or at all. See the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference for a discussion of the risks affecting our business that could have an adverse effect on our available capital resources.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant. Our ability to pay dividends on our common stock may be restricted by the terms of any of our future indebtedness.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as-adjusted net tangible book value per share of our common stock immediately after this offering. As of September 30, 2025, we had a historical net tangible book value of $245.8 million, or $3.98 per share of common stock, based on 61,790,239 shares of common stock outstanding. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale by us of (i) 11,125,000 shares of common stock in this offering at the price of $24.00 per share and (ii) pre-funded warrants to purchase 1,375,000 shares of our common stock in this offering at a public offering price of $23.9999 per underlying share warrant (which equals the price per share at which 1,375,000 shares of our common stock are being sold in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant), excluding shares of common stock issuable upon exercise of the pre-funded warrants but excluding any resulting accounting associated therewith, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been $527.5 million, or $7.23 per share. This amount represents an immediate increase in our net tangible book value of $3.25 per share to our existing stockholders and an immediate dilution in our net tangible book value of $16.77 per share to investors purchasing common stock and pre-funded warrants in this offering. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the amount of cash paid by an investor for a share of common stock in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share		$24.00
Historical net tangible book value per share as of September 30, 2025	$3.98
Increase in net tangible book value per share attributable to this offering	3.25

As adjusted net tangible book value per share after this offering		7.23
Dilution in net tangible book value per share to investors participating in this offering		$16.77

If holders of the pre-funded warrants exercise the pre-funded warrants in full, the as adjusted net tangible book value per share after giving effect to this offering would be $7.10 per share, representing an immediate increase to existing stockholders of $3.12 per share, and immediate dilution to new investors in this offering of $16.90 per share.

If the underwriters exercise their option to purchase 1,875,000 additional shares of our common stock in full at the public offering price of $24.00 per share, the as adjusted net tangible book value will increase to $7.62 per share, representing an immediate increase in net tangible book value of $3.64 per share of our common stock to existing stockholders and an immediate dilution of $16.38 per share to purchasers of our common stock in this offering.

The number of shares of our common stock to be outstanding after this offering set forth above is based on 61,790,239 shares of our common stock outstanding as of September 30, 2025, and excludes:

•	14,943,250 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted-average exercise price of $7.81 per share;

•

2,097,616 shares of our common stock reserved for future issuance under our 2021 Stock Option and Incentive Plan, or 2021 Plan, as of September 30, 2025, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our 2021 Plan;

•

1,780,308 shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan, or ESPP, as of September 30, 2025, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under our ESPP;

•	774,675 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2025;

•	20,638,924 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of September 30, 2025, with an exercise price of $0.0001 per pre-funded warrant; and

•

2,955,082 shares of our common stock issued in a series of sales pursuant to our “at-the-market” program in accordance with the Sales Agreement with Jefferies, since September 30, 2025, at an average price per share of $8.46 for aggregate net proceeds of approximately $24.2 million, after deducting sales agent commissions, but before deducting any expenses related to such sales.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the pre-funded warrants we are offering in lieu of shares of our common stock to certain investors, outstanding options or pre-funded warrants described above after September 30, 2025 and that the underwriters do not exercise their option to purchase up to 1,875,000 of additional shares of our common stock.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus supplement. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus supplement forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated. As of September 30, 2025, 61,790,239 shares of our common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the common stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

When we issue shares of common stock under this prospectus supplement, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Preferred stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Pre-funded warrants

As of September 30, 2025, we had (i) 10,000,400 shares of common stock issuable upon the exercise of pre-funded warrants and each of such pre-funded warrants has an exercise price of $0.0001 per share and may be exercised at any time until exercised in full, or the 2023 Pre-Funded Warrants, and (ii) 10,638,524 shares of common stock issuable upon the exercise of pre-funded warrants and each of such pre-funded warrants has an exercise price of $0.0001 per share and may be exercised at any time until exercised in full, or the 2024 Pre-Funded Warrants and, together with the 2023 Pre-Funded Warrants, the Existing Pre-Funded Warrants.

A holder of the Existing Pre-Funded Warrants will not entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Existing Pre-Funded Warrants.

The exercise price of the Existing Pre-Funded Warrants and the number of shares of our common stock issuable upon exercise of the Existing Pre-Funded Warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The Existing Pre-Funded Warrants will not expire.

Except by virtue of such holder’s ownership of shares of our common stock, the holder of an Existing Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

For a description of the pre-funded warrants offered in this offering, see “Description of Pre-Funded Warrants.”

Registration rights

Certain holders of our common stock are entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of a second amended and restated investors’ rights agreement between us and certain holders of our common stock. The second amended and restated investors’ rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under this agreement will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand registration rights

Certain holders of our common stock are entitled to demand registration rights. Under the terms of the second amended and restated investors’ rights agreement, we will be required, upon the written request of holders of at least a majority of the securities eligible for registration then outstanding to file a registration statement with respect to at least a majority of the securities eligible for registration then outstanding, we will be required to file a registration statement covering all securities eligible for registration that our stockholders request to be included in such registration. We are required to effect only one registration pursuant to this provision of the second amended and restated investors’ rights agreement in any twelve-month period.

Short-form registration rights

Pursuant to the second amended and restated investors’ rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of stockholders holding at least thirty percent of the securities eligible for registration then outstanding we will be required to file a Form S-3 registration restatement with respect to outstanding securities of such stockholders having an anticipated aggregate offering, net of related fees and expenses, of at least $5.0 million. We are required to effect only two registrations in any twelve month period pursuant to this provision of the second amended and restated investors’ rights agreement. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Piggyback registration rights

Pursuant to the second amended and restated investors’ rights agreement, if we register any of our securities either for our own account or for the account of other security holders, the holders of our common stock, including those issuable upon the conversion of our preferred stock, are entitled to include their shares in the registration. Subject to certain exceptions contained in the second amended and restated investors’ rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

Our second amended and restated investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of registration rights

The demand registration rights and short form registration rights granted under the second amended and restated investors’ rights agreement will terminate on June 28, 2026 or at such earlier time when the holders’ shares may be sold without restriction pursuant to Rule 144 under the Securities Act within a three month period.

Expenses

Ordinarily, other than underwriting discounts and commissions, we are generally required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling security holders and blue-sky fees and expenses.

Anti-takeover effects of Delaware law and certain provisions of our certificate of incorporation and bylaws

Some provisions of Delaware law, our certificate of incorporation and our bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies

Some provisions of Delaware law, our certificate of incorporation and our bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

No Written Consent of Stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated Preferred Stock

Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an

“interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of Forum

Our bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty by one or more of our directors, officers or employees, (iii) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision; provided, however, that this forum provision will not apply to any causes of action arising under the Exchange Act or the Securities Act. In addition, bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision. We recognize that the Delaware Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “GLUE”. On January 6, 2026, the closing price for our common stock, as reported on the Nasdaq Global Select Market, was $16.01 per share.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF THE PRE-FUNDED WARRANTS

The following description of pre-funded warrants summarizes the material terms and provisions of the pre-funded warrants that we may offer under this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to each individual investor of a pre-funded warrant. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Exercisability and Term

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of any class of our common stock purchased upon such exercise. As an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the pre-funded warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, the number of shares of common stock to be issued will be rounded down to the next whole number and we will pay the holder an amount in cash equal to the fair market value (based on the Closing Sale Price (as defined in the pre-funded warrant) for any fractional shares. The pre-funded warrants do not expire.

Exercise Limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

Exercise Price

The exercise price per whole share of our common stock issuable upon the exercise of the pre-funded warrants is $0.0001 per share of our common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The pre-funded warrants will be held in definitive form by the investors. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by us or our transfer agent.

Exchange Listing

We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants, and any additional consideration receivable as a result of such fundamental transaction.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights or the rights to receive dividends, until the holder exercises the pre-funded warrant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock and pre-funded warrants, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Code), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons that acquired our securities through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities or arrangements; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or arrangements treated as partnerships for United States federal income tax purposes or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, because the exercise price of a pre-funded warrant is a nominal amount, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.0001. Our characterization is not binding on the IRS, however, and the IRS may treat the pre-funded warrants as warrants to acquire our common stock and, if so, the amount and character of a holder’s gain with respect to an investment in our pre-funded warrants could change. Each holder should consult his, her or its tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations).

The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions on our Common Stock and Constructive Distributions on our Pre-Funded Warrants. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Under Section 305 of the Code, an adjustment to the number of shares of our common stock that will be issued on the exercise of our pre-funded warrants, or an adjustment to the exercise price of our pre-funded warrants (or in certain circumstances, a failure to make adjustments), may be treated as a constructive distribution to a U.S. holder of our pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our earnings and profits as determined under U.S. federal income tax principles or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the number of shares of our common stock that will be issued on the exercise of our pre-funded warrants or the exercise price of our pre-funded warrants. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distribution and publicly report such information or report such information to the IRS and U.S. holders of pre-funded warrants not exempt from information reporting. Proposed Treasury regulations, on which we may rely prior to the issuance of final Treasury regulations, specify how the date and amount of constructive distributions, and withholding obligations with respect thereto, are determined.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder, to constructive distributions on our pre-funded warrants, and to the receipt of proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our securities who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions on our Common Stock and Constructive Distributions on our Pre-Funded Warrants. In general, any distributions we make to a Non-U.S. holder of shares of our common stock and constructive distributions with respect to our pre-funded warrants, as described above under “Taxation of Distributions on our Common Stock and Constructive Distributions on our Pre-Funded Warrants”, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock, and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate). If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

FATCA Withholding Taxes. Provisions of the Code commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock, constructive distributions on our pre-funded warrants, as well as payments of gross proceeds of dispositions of the securities, to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). However, the IRS has issued proposed Treasury regulations that eliminate FATCA withholding on payments of such gross proceeds (but not on payments of dividends or constructive distributions). Pursuant to the preamble to the proposed Treasury regulations, any applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final Treasury regulations are issued or the proposed Treasury regulations are withdrawn. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock and pre-funded warrants being offered by this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock and pre-funded warrants set forth opposite its name below. Jefferies LLC, TD Securities (USA) LLC and Piper Sandler & Co. are the representatives of the underwriters, or the Representatives.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Jefferies LLC	3,893,750	481,250
TD Securities (USA) LLC	3,059,375	378,125
Piper Sandler & Co.	2,336,250	288,750
Wedbush Securities Inc.	1,112,500	137,500
LifeSci Capital LLC	723,125	89,375

Total	11,125,000	1,375,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares of our common stock and pre-funded warrants sold under the underwriting agreement if any of these shares of our common stock and pre-funded warrants are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of our common stock and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Expenses. The following table shows the public offering price, underwriting discounts and commissions that we are to pay the underwriters and proceeds to us, before expenses, in connection with this offering. Such amounts are shown assuming both no exercise and full exercise by the underwriters of their option to purchase additional shares of common stock.

	Per Share	Per Pre-funded Warrant	Total Without Option Exercise	Total With Full Option Exercise
Offering price	$24.00	$23.9999	$299,999,862.50	$344,999,862.50
Underwriting discounts and commissions	$1.44	$1.4400	$18,000,000.00	$20,700,000.00
Proceeds, before expenses, to us(1)	$22.56	$22.5599	$281,999,862.50	$324,299,862.50

Option to Purchase Additional Shares We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,875,000 shares of our common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $350,000 and are payable by us. We have agreed to reimburse the underwriters for certain of their expenses in an amount not to exceed $40,000.

The underwriters propose to offer the shares of common stock and pre-funded warrants to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the shares of common stock and pre-funded warrants to securities dealers at the public offering price less a concession not in excess of $0.8640 per share of common stock. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover pages of this prospectus supplement.

Discretionary Accounts. The underwriters do not intend to confirm sales of the shares of our common stock and pre-funded warrants to any accounts over which they have discretionary authority.

Market Information. Our common stock is listed on the Nasdaq Global Select Market under the symbol “GLUE”. We do not intend to list the pre-funded warrants on the Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system.

Stabilization. In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Overallotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Because we have not granted the underwriters an option to purchase additional shares, the underwriters must close out any short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we and our executive officers and directors, have agreed, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the Representatives for a period of 45 days after the date of this prospectus supplement, other than the shares of our common stock and pre-funded warrants to be sold in this offering.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition, The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to employee benefit plans, (b) issue common stock upon exercise of outstanding options or warrants (c) issue securities in connection with acquisitions or similar transactions, (d) file registration statements on Form S-8, (e) issues of common stock in connection with acquisitions, joint-ventures or business development activities, in an amount not to exceed 5% of the shares of common stock outstanding immediately after this offering, (f) facilitate the establishment of a 10b5-1 trading plan, provided that provided that such plan does not permit the sale of any common stock during the 45-day lock-up period, (g) file a new registration statement on Form S-3 or Form S-3ASR, (h) file a prospectus supplement relating to clause (g), providing for the sale of shares of common stock pursuant to the Sales Agreement and (i) sell common stock pursuant to the Sales Agreement, provided that no sales shall be made until the earlier of the (x) exercise in full by the underwriters of their option to purchase additional shares and (y) 30 days from the date of this prospectus supplement. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts, make transfers to a trust, make transfers by will or intestate succession, and make transfers by operation of law pursuant to order of a court, if such transfers do not involve a disposition of value, (b) make transfers to a corporation, limited liability company or partnership wholly owned by the party and/or any member of the party’s immediate family, (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, (d) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, or to another corporation, partnership, limited liability company or other business entity provided the transferee is an affiliate of the party and such transfer is not for value, (e) make transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, (f) enter into transactions relating to shares of common stock or other securities convertible into or exercisable or exchangeable for common stock acquired in this offering or in open market transactions after completion of this offering, provided that no public announcement or filing is made regarding such transaction during the 45-day lock-up period, (g) establish a 10b5-1 trading plan, provided that such plan does not permit the sale of any common stock during the 45-day lock-up period, (h) make transfers pursuant to a 10b5-1 trading plan established prior to the date of this prospectus supplement, (i) make transfers in open market transactions to cover taxes due from vesting and/or settlement of equity awards, (j) make transfers to us to satisfy tax withholding obligations pursuant to our equity incentive plans disclosed in this prospectus and (k) convert outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.

The Representatives, in their sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common stock and other securities from lock-up agreements, the Representatives will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.

Other Activities and Relationships The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada. The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions, and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland. The offering of the securities in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act, or the FinSA, because such offering is made to professional clients within the meaning of the FinSA only and the securities will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the securities.

European Economic Area. In relation to each Member State of the European Economic Area, each a Member State, no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Member State at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom. This prospectus supplement has not been approved by an authorised person in the U.K. This prospectus supplement is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order; (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order; (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C. in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong. No securities have been offered or sold and no securities may be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO. and any rules made under that Ordinance;; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Singapore. This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

The securities are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Israel. The securities offered by this document have not been approved or disapproved by the Israel Securities Authority, or the ISA, nor have such Shares been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus supplement that has been approved by the ISA. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing this document, nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered.

This document does not constitute a prospectus supplement under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the ISA. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Electronic Offer, Sale and Distribution of Shares. A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares of common stock and pre-funded warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The financial statements of Monte Rosa Therapeutics, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to Monte Rosa Therapeutics, Inc’s annual report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement and the exhibits thereto. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference therein. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.monterosatx.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 25, 2025;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025 and November 6, 2025;

•	our Current Report on Form 8-K filed with the SEC on June 13, 2025, September 15, 2025, December 16, 2025, January 7, 2026 and January 7, 2026; and

•

the description of our Common Stock in our registration statement on Form 8-A filed with the SEC on June 21, 2021, including any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement or the underlying prospectus is delivered, without charge upon the written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at:

Monte Rosa Therapeutics, Inc.

321 Harrison Avenue

Boston, MA 02118

Attn: Investor Relations

(617) 949-2643

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PROSPECTUS

$400,000,000

MONTE ROSA THERAPEUTICS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $400,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement to this prospectus and any related free writing prospectus.

We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the applicable prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “GLUE.” On March 17, 2025, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $6.73 per share. Our principal executive offices are located at 321 Harrison Avenue, Suite 900, Boston, MA 02118.

Investing in these securities involves certain risks. See “Risk Factors” on page 1 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $400,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” beginning on page 30 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

As used in this prospectus, unless the context otherwise requires, references to the “Monte Rosa,” “company,” “we,” “us” and “our” refer to Monte Rosa Therapeutics, Inc. and, where appropriate, our subsidiaries.

ii

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project,” “seek,” “endeavor,” “target,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•

the initiation, timing, progress, results, costs, and any expectations and/or predictions of success of our current and future research and development programs and preclinical studies, including our expectations for our molecular glue degraders, or MGDs, molecules, including our GSPT1-directed MGD MRT-2359, VAV1-directed MGD MRT-6160 our NEK7-directed MGDs, including MRT-8102, and our CDK2 and CCNE1 MGDs;

•

the initiation, timing, progress, results, costs, and any expectations and/or predictions of success of our current and any future clinical trials, including our clinical trials for our GSPT1-directed MGD MRT-2359, VAV1-directed MGD MRT-6160, including statements regarding the nature of or the timing for when any results of any clinical trials will become available;

•	our ability to continue to develop our proprietary discovery engines, called QuEENTM, and to expand our proteomics and translational medicine capabilities;

•	the potential advantages of our discovery engine technology and product candidates;

•	the extent to which our scientific approach and discovery engine technology may target proteins that have been considered undruggable or inadequately drugged;

•	our plans to submit Investigational New Drug, or IND, applications to the U.S. Food and Drug Administration, or the FDA for future product candidates;

•

the potential benefits of strategic collaborations and our ability to enter into strategic collaborations with third parties who have the expertise to enable us to further develop our biological targets, product candidates and discovery engine technologies, including our agreement with Novartis AG, or Novartis, for MRT-6160 and our agreement with F. Hoffmann-La Roche Ltd., or Roche Basel, and Hoffmann-La Roche Inc., or Roche US, and together with Roche Basel referred herein as Roche;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to maintain and expand, including through third-party vendors, our library of MGDs;

•	our ability to manufacture, including through third-party manufacturers, our product candidates for preclinical use, future clinical trials and commercial use, if approved;

•	our ability to commercialize our product candidates, including our ability to establish sales, marketing and distribution capabilities for our product candidates;

•	the rate and degree of market acceptance of our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our ability to establish and maintain intellectual property rights covering our current and future product candidates and technologies;

•	the implementation of our business model and strategic plans for our business, product candidates, and technology;

•	estimates of our future expenses, revenues, capital requirements, and our needs for additional financing;

•

our expected use of proceeds from sales of our common stock in “at-the-market” offerings and other offerings, and the period over which such proceeds, together with existing cash, will be sufficient to meet our operating needs;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of our product candidates;

•	our financial performance;

•	developments in laws and regulations in the United States, or the U.S., and foreign countries;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel; and

•

the effect of global economic uncertainty and financial market volatility caused by economic effects of rising inflation and interest rates, global health crises, geopolitical events, changes in international trade relationships and military conflicts on any of the foregoing or other aspects of our business or operations.

We may from time-to-time provide estimates, projections and other information concerning our industry, our business and the markets for our programs and product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These estimates involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and the section of any accompanying prospectus supplement entitled “Risk Factors.”

OUR COMPANY

Overview

We are a clinical-stage biotechnology company developing a portfolio of novel and proprietary molecular glue degraders, or “MGDs”. MGDs are small molecule drugs that employ the body’s natural protein destruction mechanisms to selectively degrade therapeutically relevant proteins, in effect editing the human proteome. MGDs function by inducing the engagement of an E3 ligase, such as cereblon, with defined structural features on surfaces of target proteins. These target proteins are also referred to as neosubstrates. The E3 ligase then tags the target protein for degradation by adding a molecular mark known as ubiquitin. We believe our MGDs provide significant advantages over existing therapeutic modalities, including other protein degradation approaches.

We have developed a proprietary and industry leading discovery engine, called QuEEN™ (an abbreviation for “Quantitative and Engineered Elimination of Neosubstrates”) to enable our unique target-centric MGD discovery and development approach and our rational design of MGD product candidates. We prioritize our product development to address therapeutic target proteins backed by strong biological and genetic rationales. We are focused on developing solutions to clinically important indications, including indications in immunology, inflammation, oncology, and others. To date, our discovery engine has resulted in two programs in clinical development: MRT-2359, a GSPT1-directed MGD for MYC-driven solid tumors, and MRT-6160, a VAV1-directed MGD for immune-mediated diseases. We expect a third program, NEK7, to enter clinical development in the first half of 2025.

MRT-2359 is an orally bioavailable MGD targeting the translation termination factor protein GSPT1 and is currently in clinical development for potential use in MYC-driven tumors. We initiated a Phase 1/2 clinical trial for the treatment of MYC-driven SCLC and NSCLC as well as high-grade neuroendocrine tumors and L- and N-MYC amplified tumors in October 2022. In the second half of 2024, we expanded this trial to include heavily pretreated castration-resistant prostate cancer (CRPC) (in combination with enzalutamide) and heavily pretreated estrogen-receptor (ER+) positive breast cancer (in combination with fulvestrant), both tumor types characterized by high expression of c-MYC. Moving forward, we will deprioritize further development of MRT-2359 in SCLC, NSCLC, high-grade neuroendocrine tumors and L- and N-MYC amplified tumors, while prioritizing development in CRPC. This is based on a favorable safety profile and encouraging early signals of clinical activity in castration-resistant prostate cancer (CRPC) patients in combination with enzalutamide, including a confirmed RECIST response. We are continuing to enroll and evaluate patients with CRPC, with the potential to expand enrollment to 20-30 patients if a positive efficacy signal continues to emerge. CRPC remains an area of high unmet need and constitutes a potentially significant commercial opportunity if the initial data is confirmed in a large sample of patients. We expect to present additional results in H2 2025, including results on ongoing initial safety evaluation of our combination of MRT-2359 with fulvestrant in ER+ breast cancer.

MRT-6160 is a VAV1-directed MGD being developed for immune-mediated diseases. VAV1, a Rho-family guanine nucleotide exchange factor, is a key signaling protein downstream of both the T- and B-cell receptors. Preclinical studies have shown that targeted degradation of VAV1 protein via an MGD modulates both T- and B-cell receptor activity. MRT-6160 has shown promising activity in preclinical models of neurologic and systemic autoimmune/inflammatory diseases and thus we believe has the potential to provide therapeutic benefits in multiple immune-mediated diseases, such as inflammatory bowel disease, rheumatoid arthritis, multiple sclerosis, and dermatological disorders. In October 2024, we announced a global exclusive development and commercialization license agreement with Novartis for VAV1 MGDs, including MRT-6160, for which we received $150 million upfront payment. Under the terms of the agreement, Novartis will obtain exclusive worldwide rights to develop, manufacture and commercialize MRT-6160 and other VAV1 MGDs and will be responsible for all clinical development and commercialization, starting with Phase 2 clinical studies. We have announced initial clinical results from our Phase 1 study of MRT-6160, demonstrating deep VAV1 degradation of greater than 90%, significant T and B cell functional inhibition, profound inhibition of cytokine release from T and B cells ex-vivo, and a generally favorable safety and tolerability profile. We believe the data support a clear path to Phase 2 studies and broad potential applications in immune-mediated diseases.

Our first product candidate for our NEK7 program, MRT-8102, is now in IND-enabling studies, with an IND filing with the FDA planned for H1 2025. MRT-8102 is a NEK7-directed MGD targeting diseases driven by IL-1ß and the NLRP3 inflammasome. The NLRP3 inflammasome is a multiprotein complex that serves as a central node to integrate cellular signals generated by pathogens, cell damage and stress, and subsequently triggers the generation of pro-inflammatory cytokines, such as IL-1ß. Aberrant NLRP3 inflammasome activation has been implicated in several inflammatory disorders including pericarditis, gout, osteoarthritis, Parkinson’s disease, obesity, and atherosclerosis. NEK7 facilitates assembly and activation of the NLRP3 inflammasome in a kinase-independent manner, suggesting that degradation of NEK7 with an MGD molecule would be a potentially attractive therapeutic approach to preventing NLRP3 activation and release of IL-1ß. In light of the strategic importance of our NEK7 program and the potential role of the NLRP3 inflammasome in inflammatory responses in the CNS in multiple systemic and neurologic disorders, we expect to advance a second NEK7 MGD product candidate optimized for CNS penetration through Lead Optimization and we anticipate being able to file an IND for this program in 2026.

We are also advancing programs directed at cyclin-dependent kinase 2 (CDK2) and cyclin E1 (CCNE1), key drivers of cell cycle progression in cancer. Our CDK2-directed MGDs have demonstrated superior selectivity for CDK2 in preclinical models as compared to several clinical-stage small molecule CDK2 inhibitors, which we believe will be important to mitigate toxicity limitations reported for CDK2 inhibitors in development. In preclinical models of ER+ breast cancer our CDK2 MGDs reduced tumor burden when added to standard of care therapy. We believe our preclinical data supports further clinical evaluation of our CDK2 MGDs as a potential improvement over current standard of care therapies in ER+ breast cancer, including, potentially without the toxicity limitations reported for CDK2 inhibitors currently in development. Cyclin E1 is a protein that plays a crucial role in the cell cycle and is a frequently amplified non-enzymatic driver oncogene relevant in multiple solid tumors, and that has not been druggable by conventional modalities. Our proprietary Cyclin E1 MGDs may represent a potential novel therapeutic approach for treatment of such solid tumor by directly and selectively targeting Cyclin E1. We believe our cyclin E1 MGDs could provide a highly differentiated alternative and additional approach to other cell-cycle focused therapeutics. We are currently evaluating our CDK2 and Cyclin E1 MGD programs in multiple preclinical models to determine an optimal path to IND submission, the first of which is expected in 2026.

Our proprietary QuEENTM discovery engine uniquely enables us to rationally design and develop our diverse library of MGDs and to deploy them against target proteins identified through our QuEEN discovery engine. Uniquely, many of these target proteins are considered inadequately drugged or completely undruggable by other therapeutic modalities. We actually consider a target protein’s lack of druggability as one of our key criteria for our discovery and development selection and prioritization process. Our resulting MGDs are designed to reprogram the E3 ligase to bind to and induce the degradation of a therapeutically relevant target protein. Central to our QuEENTM discovery engine is a detailed understanding of the molecular interactions promoted by our MGDs between E3 ligases and structural features on the surface of therapeutically relevant proteins, which we refer to as degrons.

Key components of our QuEENTM discovery engine are:

•

AI/ML engines: Our focus on protein surface characterization enables us to identify reprogrammable E3 ligases and E3 ligases-accessible targets. We have developed sophisticated and proprietary AI-powered algorithms to mine databases of protein sequences and structures, including structures determined from x-ray crystallography and cryoEM, and structures from predicted protein folding. Our AI/ML engine continuously learns from experimental results with our expanding MGD library, identifying new degrons and targetable proteins across the proteome.

•

High throughput screening, structural biology and proteomics capabilities: We have developed a suite of high-throughput assays that rapidly assess our proprietary MGD library and MGDs generated during specific programs. Coupled with customized automation and robotic systems, our assays can measure ternary complex formation in both a biochemical and cellular format, as well as measure degradation of target proteins in cells, which we use to screen, identify and rapidly optimize our MGDs.

•

Proprietary MGD library: Our wholly-owned, proprietary, diverse, and continuously growing chemical library of currently over 50,000 MGDs that we have rationally designed based on our growing expertise in molecular glue anatomy and design, our large proteomics and screening databases, and AI/ML algorithms. Library compounds currently represent more than 1000 unique low molecular weight scaffolds with favorable binding affinities for an E3 ubiquitin ligase.

By capturing our insights and experience with the identification of target proteins amenable to our approach as well as the discovery and development of MGDs through QuEENTM, we are constantly increasing the power of our discovery engine.

We are led by an experienced team of drug discovery and development experts with deep experience in targeted protein degradation, molecular glues, chemistry, structural biology, data science, disease biology, translational medicine, and clinical development.

Corporate History

Monte Rosa Therapeutics AG, a Swiss operating company, was incorporated under the laws of Switzerland in April 2018. Monte Rosa Therapeutics, Inc. was incorporated in the State of Delaware in November 2019. The Company is headquartered in Boston, Massachusetts with research operations in both Boston and Basel, Switzerland. Our principal executive office is located at 321 Harrison Avenue, Boston, MA 02118 and our telephone number is (617) 949-2643. Information about us is available on our corporate website at www.monterosatx.com. Information available on our website is not a part of, and is not incorporated into, this prospectus supplement. Our common stock trades on the Nasdaq Global Select Market under the ticker symbol “GLUE”.

We own various U.S. federal trademark applications and unregistered trademarks, including our company name and our logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the U.S. Securities and Exchange Commission, or SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our research and development programs; working capital; capital expenditures; office expansion; and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES THAT MAY BE OFFERED

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our Fourth Amended and Restated Certificate of Incorporation, or our certificate of incorporation, our Second Amended and Restated Bylaws, or(our bylaws, and, together with our certificate of incorporation, our Charter Documents , in each case, as amended and supplemented, and applicable provisions of General Corporation Law of the State of Delaware, or the DGCL. You should read our Charter Documents, in each case, as amended and supplemented, which are filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the DGCL for the provisions that are important to you.

Authorized capital stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated.

Common stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the common stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Preferred stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the company or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Pre-funded warrants

As of December 31, 2024, we had 20,638,924 shares of common stock issuable upon the exercise of pre-funded warrants and each of such pre-funded warrants has an exercise price of $0.0001 per share and may be exercised at any time until exercised in full.

In December 2023, we issued to certain investors, in lieu of common stock, pre-funded warrants to purchase 10,000,400 shares of our common stock at a price of $2.4999 per pre-funded warrant. The purchase price per share of each pre-funded warrant represents the per share offering price for the common stock, minus the $0.00001 per share exercise price of such pre-funded warrant.

Further, in May 2024, we issued 10,638,476 shares of our common stock at a price of $4.70 per share and to certain investors in lieu of common stock, pre-funded warrants to purchase 10,638,524 shares of our common stock at a price of $4.6999 per pre-funded warrant. The purchase price per share of each pre-funded warrant represents the per share offering price for the common stock, minus the $0.00001 per share exercise price of such pre-funded warrant.

A holder of the pre-funded warrants will not entitled to exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, up to 19.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants.

The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. The pre-funded warrants will not expire.

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant.

Registration rights

Certain holders of our common stock are entitled to rights with respect to the registration of these securities under the Securities Act. These rights are provided under the terms of a second amended and restated investors’ rights agreement between us and certain holders of our common stock. The second amended and restated investors’ rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under this agreement will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand registration rights

Certain holders of our common stock are entitled to demand registration rights. Under the terms of the second amended and restated investors’ rights agreement, we will be required, upon the written request of holders of at least a majority of the securities eligible for registration then outstanding to file a registration statement with respect to at least a majority of the securities eligible for registration then outstanding, we will be required to file a registration statement covering all securities eligible for registration that our stockholders request to be included in such registration. We are required to effect only one registration pursuant to this provision of the second amended and restated investors’ rights agreement in any twelve-month period.

Short-form registration rights

Pursuant to the second amended and restated investors’ rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of stockholders holding at least thirty percent of the securities eligible for registration then outstanding we will be required to file a Form S-3 registration restatement with respect to outstanding securities of such stockholders having an anticipated aggregate offering, net of related fees and expenses, of at least $5.0 million. We are required to effect only two registrations in any twelve month period pursuant to this provision of the second amended and restated investors’ rights agreement. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Piggyback registration rights

Pursuant to the second amended and restated investors’ rights agreement, if we register any of our securities either for our own account or for the account of other security holders, the holders of our common stock, including those issuable upon the conversion of our preferred stock, are entitled to include their shares in the registration. Subject to certain exceptions contained in the second amended and restated investors’ rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

Our second amended and restated investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of registration rights

The demand registration rights and short form registration rights granted under the second amended and restated investors’ rights agreement will terminate on June 28, 2026 or at such earlier time when the holders’ shares may be sold without restriction pursuant to Rule 144 under the Securities Act within a three month period.

Expenses

Ordinarily, other than underwriting discounts and commissions, we are generally required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling security holders and blue-sky fees and expenses.

Anti-takeover effects of Delaware law and certain provisions of our certificate of incorporation and bylaws

Some provisions of Delaware law, our certificate of incorporation and our bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board composition and filling vacancies

Our certificate of incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our certificate of incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of two-thirds or more of the shares then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No written consent of stockholders

Our certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of stockholders

Our certificate of incorporation and bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance notice requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to certificate of incorporation and bylaws

Any amendment of our certificate of incorporation must first be approved by a majority of our board of directors, and if required by law or our certificate of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our bylaws and certificate of incorporation must be approved by not less than two-thirds of the outstanding shares entitled to vote on the amendment, and not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Undesignated preferred stock

Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware anti-takeover statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Choice of forum

Our bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for state law claims for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a breach of fiduciary duty by one or more of our directors, officers or employees, (iii) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision; provided, however, that this forum provision will not apply to any causes of action arising under the Exchange Act or the Securities Act. In addition, bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision. We recognize that the Delaware Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The Delaware Forum Provision may also limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Stock exchange listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “GLUE”.

Transfer agent and registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to senior debt securities and subordinated debt securities collectively as debt securities. Each series of debt securities may have different terms. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information. As used in this prospectus, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time; and

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•	any limit upon the aggregate principal amount of the debt securities of that series;

•	the date or dates on which the principal of the debt securities of the series is payable;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security of ours or the method by which any such portion shall be determined;

•	the rate or rates at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

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the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such interest payment dates or the manner of determination of such record dates;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series may be redeemed, converted or exchanged, in whole or in part;

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our obligation, if any, to redeem or purchase debt securities of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the Certificate of Authentication for such series;

•	if other than minimum denominations of one thousand U.S. dollars ($1,000) or any integral multiple of $1,000 thereof, the denominations in which the debt securities of the series shall be issuable;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global debt security or global debt securities; the terms and conditions, if any, upon which such global debt security or global debt securities may be exchanged in whole or in part for other individual debt securities; and the depositary for such global debt security or global debt securities;

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whether the debt securities will be convertible into or exchangeable for common stock or other securities of ours or any other person and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•	any additional or alternative events of default to those set forth in the indenture;

•	any additional or alternative covenants to those set forth in the indenture;

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the currency or currencies including composite currencies, in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable (if other than the currency of the United States of America), which unless otherwise specified shall be the currency of the United States of America as at the time of payment is legal tender for payment of public or private debts;

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if the principal of (and premium, if any), or interest, if any, on such debt securities is to be payable, at our election or at the election of any holder thereof, in a coin or currency other than that in which such debt securities are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	additional or alternative provisions, if any, related to defeasance and discharge of the offered debt securities than those set forth in the indenture;

•	the applicability of any guarantees;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture insofar as it applies to such series).

We may issue debt securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.”

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless otherwise provided in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (i) consolidate with, (ii) sell, lease or convey all or substantially all of our assets to, or (iii) merge with or into, any other entity provided that:

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either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (a) to pay the principal of, and any premium, and interest on, all of the debt securities and (b) to duly perform and observe all of the covenants and conditions contained in the applicable indenture; and in the event the debt securities are convertible into or exchangeable for common stock or other securities of ours, such successor entity will, by such supplemental indenture, make provision so that the holders of debt securities of that series shall thereafter be entitled to receive upon conversion or exchange of such debt securities the number of securities or property to which a holder of the number of common stock or other securities of ours deliverable upon conversion or exchange of those debt securities would have been entitled had such conversion or exchange occurred immediately prior to such consolidation, merger, sale, conveyance, transfer or other disposition; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 90 days unless such date has been extended or deferred;

•	default in the payment of principal of, or any premium on, any debt security of such series when due and payable unless such date has been extended or deferred;

•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 days after written notice described below;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default (other than an event of default described in the fourth bullet point above) occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of, and accrued interest on, all the debt securities of that series to be due and payable. If an event of default described in the fourth bullet point above occurs, the principal amount of, and accrued interest on, all the debt securities of that series will automatically become and will be immediately due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, have been cured or waived.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 90 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

Subject to certain exceptions, the indentures may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series).

We and the applicable trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to cure any ambiguity, defect, or inconsistency in the applicable indenture or in the Securities of any series;

•	to comply with the covenant described above under “—Merger, Consolidation or Sale of Assets”;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add the covenants, restrictions, conditions or provisions relating to us for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants, restrictions, conditions or provisions are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any right or power in the applicable indenture conferred upon us;

•

to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of debt securities, as set forth in the applicable indenture;

•	to make any change that does not adversely affect the rights of any holder of notes under the applicable indenture in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided in the applicable indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the applicable indenture or any series of debt securities under the applicable indenture, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee or to appoint a separate trustee with respect to any series;

•	to comply with any requirements of the SEC or any successor in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act; or

•

to conform the applicable indenture to this “—Description of Debt Securities” or any other similarly titled section in any prospectus supplement or other offering document relating to a series of debt securities.

Subordination

Payment by us of the principal of, premium, if any, and interest on any series of subordinated debt securities issued under the subordinated indenture will be subordinated to the extent set forth in an indenture supplemental to the subordinated indenture relating to such series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•

either (i) all securities of such series have already been delivered to the applicable trustee for cancellation; or (ii) all securities of such series have not already been delivered to the applicable trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, or governmental obligations in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date; and

•	we have paid or caused to be paid all other sums payable.

Unless otherwise provided in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company shall be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or other securities of ours will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or other securities of ours, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock in one or more series. We may issue warrants independently or together with common stock, preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:

•

on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements of Monte Rosa Therapeutics Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our investor website at ir.monterosatx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Monte Rosa Therapeutics, Inc., 321 Harrison Avenue, Suite 900, Boston, MA 02118, Attention: Corporate Secretary.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on June 21, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Monte Rosa Therapeutics, Inc.

321 Harrison Avenue, Suite 900

Boston, MA 02118

Attn: Investor Relations

(617) 949-2643

11,125,000 Shares of Common Stock

and

Pre-funded Warrants to Purchase 1,375,000 Shares of Common Stock

Prospectus Supplement

Joint Book-Running Managers

Jefferies	TD Cowen	Piper Sandler

Passive Bookrunners

Wedbush PacGrow	LifeSci Capital

January 8, 2026